                                                        Exhibit 10.7
                                                        (domestic version, which
                                                        is the same as the
                                                        international version in
                                                        all material respects)




                           KORN/FERRY INTERNATIONAL

                        SENIOR EXECUTIVE INCENTIVE PLAN

                             FOR U.S. EXECUTIVES

                                  KORN/FERRY

                        SENIOR EXECUTIVE INCENTIVE PLAN

                              FOR U.S. EXECUTIVES

          The purpose of this KORN/FERRY SENIOR EXECUTIVE INCENTIVE PLAN FOR U.S. EXECUTIVES (the "Plan") is to provide a further means whereby
KORN/FERRY INTERNATIONAL (the "Parent Company") and its subsidiary and affiliated companies (together the "Company") may afford additional financial security to a select group of senior Executives who have been selected to participate in the Plan by the Parent Company's Board of Directors and who have rendered and continue to render valuable service to the Company, constituting an important contribution toward its continued growth and success. The Plan is designed to provide additional future compensation to the selected Executives so that they may be retained and their productive efforts encouraged.


                                       I

                      DEFINITIONS AND CERTAIN PROVISIONS


          1.1 "Agreement" means the written agreement (substantially in the form attached to this Plan) entered into between the Company and the Executive to carry out the Plan with respect to such Executive.

          1.2 An "Executive" means any corporate Vice President or other officer of the Company (or a subsidiary or affiliated company) who is designated as an "Executive" by the Company and has been selected to participate in the Plan by the Parent Company's Board of Directors and enters into an Agreement.

          1.3 "Service" means continuous full-time or substantially full-time service with the Company as an employee.

          1.4 A "year of service" means a complete year of continuous, full-time service with the Company. A "year" is a period of 12 consecutive calendar months.

          1.5 A "Benefit Unit" means a unit enrolled in by an Executive pursuant to Article II providing the benefits described in Article III.

          1.6 "Normal Benefit Date" means the January 1st which is ten (10) years after the commencement of deferrals by the Executive with respect to a Benefit Unit.

          1.7 "Termination of service" means the Executive's ceasing his service with the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of death or disability.

          1.8 "Disability" means a condition that totally and continuously prevents the Executive, for at least six consecutive months, from engaging in an "occupation" for compensation or profit. During the first 24 months of total disability, "occupation" means the Executive's occupation at the time the disability began. After that period, "occupation" means any occupation for which the Executive is or becomes reasonably fitted by education, training or experience. Notwithstanding the foregoing, a disability shall not exist for purposes of this Plan if the Executive fails to qualify for disability benefits under the Social Security Act, unless the Committee determines, in its sole discretion, that a disability exists.

          1.9 "Committee" means the Administrative Committee appointed to manage and administer the Plan pursuant to Section 4.1.

          1.10 "Beneficiary" means the person or persons designated by an Executive pursuant to Section 3.7.

          1.11 "Moody's" means with respect to any Plan Year the Moody's Long Term Corporate Bond Index-Monthly Average Corporates as published by Moody's Investor's Service, Inc. (or any successor thereto) for the month of July before the Plan Year in question, or, if such yield is no longer published, a substantially similar average selected by the Committee. Whenever the Moody's rate is applicable in crediting interest, interest shall be credited for each Plan Year using the separate Moody's rates which are applicable for each Plan Year.

          1.12 "Plan Year" means the calendar year.

          1.13 References to an Executive's or Beneficiary's age are to his or her chronological age.


                                      II

        ELIGIBILITY TO PARTICIPATE AND EXECUTIVE COMPENSATION REDUCTION


          2.1  Eligibility to Participate. Eligibility to participate in this
               --------------------------
Plan will be at the sole discretion of the Parent Company's Board of Directors. The Board of Directors will select the Executives who are eligible to participate in the Plan and determine the number of Benefit Units (or fraction of a Benefit Unit) which each Executive is eligible to receive. In order to participate in this Plan, an Executive must now be participating in or have elected to participate in the Company's Executive Benefit and Wealth Accumulation Plan, unless waived by the Committee in its sole discretion.

          2.2  Executive's Compensation Reduction. Each Executive shall execute
               --------------------------------
an Agreement with respect to his Benefit Unit(s) (and/or fraction of a Benefit
Unit) and irrevocably elect to reduce the amount of his compensation otherwise earned and payable on or after the date on which his election is made, in the amounts and with respect to the years specified in Paragraph 3 of the Agreement, in order to participate in the Plan. An Executive may elect to accelerate his deferrals at such times and in such manner as the Committee may permit in its sole discretion, but may not increase his total deferrals. Any such acceleration shall not result in any change in the benefits payable under the Plan. Any election to accelerate deferrals shall be irrevocable and shall only reduce the amount of compensation earned and payable on or after the date on which the election is made.


                                      III

                                   BENEFITS


     3.1  Incentive Benefit.
          -----------------

          (a) Payment Commencing on Normal Benefit Date. Subject to the
              -----------------------------------------
Executive's continuation of service until his Normal Benefit Date, the Company shall pay to the Executive in equal monthly installments commencing on his Normal Benefit Date, as compensation earned for services rendered prior to such date, one-twelfth of the amount per annum specified in Paragraph 4 of the Agreement for fifteen years (the "Incentive Benefit").

          (b) Deferred Payment of Incentive Benefit. With the consent of the
              -------------------------------------
Committee, an Executive may elect to have his Incentive Benefit payments commence on any January 1st subsequent to his Normal Benefit Date, but not later than his retirement or attainment of age 65, whichever is later. Such election may be made at such time and in such manner as the Committee may permit in its sole discretion. In such event the Incentive Benefit payments (and continuation of Incentive Benefits) shall be actuarially increased as determined by the Committee to reflect the later date of commencement of the Incentive Benefit payments.

          (c) Early Payment of Incentive Benefit. With the consent of the
              ----------------------------------
Committee, an Executive may elect to have his Incentive Benefit payments with respect to a Benefit Unit commence prior to his Normal Benefit Date if he has
(1) retired from the Company after attaining age 65, (2) completed deferrals for such Benefit Unit and (3) completed at least four years of service after enrolling in such Benefit Unit. Such election may be made at such time and in such manner as the Committee may permit in its sole discretion.

          All payments of Incentive Benefits (and continuation of Incentive Benefits) which commence prior to the Normal Benefit Date shall be reduced on account of such early payment. Such payments shall be reduced by one-half of one percent (0.50%) for each month between the date when such payments commence and the Normal Benefit Date. However, the Committee may adjust this reduction factor, in its sole discretion, at any time when the prime rate of interest charged by Security Pacific National Bank (i.e., the lowest rate of interest charged to its most creditworthy commercial borrowers on unsecured loans maturing in ninety (90) days or less) exceeds twelve percent (12%) per annum.

          3.2   Continuation of Incentive Benefit. If an Executive who is
                ---------------------------------
entitled to the Incentive Benefit dies after his Normal Benefit Date, his Beneficiary shall be entitled to receive the remaining Incentive Benefit payments, if any, that would have been paid to the Executive if the Executive had survived until he received 180 monthly Incentive Benefit payments. In lieu of such monthly payments, the Committee may determine, in its sole discretion, to make an actuarially determined equivalent lump sum payment to the Beneficiary.

          3.3  Disability. If the Executive has a termination of service before
               ----------
his Normal Benefit Date due to a Disability (as defined in Section 1.8), the Executive shall be entitled to receive the Incentive Benefit for the Benefit Unit commencing on his Normal Benefit Date (or a reduced benefit commencing at age 65 if he would have qualified for such benefit under Section 3.1(c)). At its sole discretion, the Committee may commence such payments at an earlier date. The Executive shall receive the Termination Benefit under Section 3.4 with respect to any Benefit Unit for which he has not completed his deferrals.

          3.4  Termination Benefit. Except as provided in Sections 3.1, 3.3 and
               -------------------
3.5, upon any termination of service of the Executive before his Normal Benefit Date, the Company shall pay to the Executive, as compensation earned for services rendered prior to his termination of service, a lump sum equal to the amounts by which his compensation has been reduced pursuant to Paragraph 3 of the Agreement, plus interest on the aforesaid amounts at the rate per annum specified in the next paragraph compounded annually from the dates of making such reductions in the compensation paid to the Executive (the "Termination Benefit"). Such payment shall be made within sixty (60) days following termination of service.

          Interest shall be credited with respect to each Benefit Unit at a rate per annum based on the Executive's number of years of participation in such Benefit Unit at the time of his termination of service in accordance with the following schedule:

          Years of Participation
              in Benefit Unit               Interest Rate
          ----------------------            -------------
                   0 - 2                        6%

                   3 - 5                        8%

                   6 - 8               Moody's (but not less than
                                           8% nor more than 12%)

                   9 - 10              Moody's + 2% (but not less
                                       than 8% nor more than 12%)

          The applicable interest rate based on the Executive's years of participation in the Benefit Unit (i.e., 6%, 8%, Moody's (but not less than 8% nor more than 12%), or Moody's + 2% (but not less than 8% nor more than 12%)) will apply on a retroactive basis for all years of participation in the Benefit Unit. Whenever the Moody's rate is applicable in crediting interest, interest shall be credited for each Plan Year using the separate Moody's rates which are applicable for each Plan Year. The Moody's rate which shall be used in crediting interest earned during any Plan Year will be the Moody's rate for the month of July before the Plan Year in question.

          Notwithstanding any other provision of the Plan, upon any termination of the Executive's participation in a Benefit Unit under the Plan while the Executive continues in the service of the Company, the Executive shall immediately cease to be eligible for any other benefits under the Plan with respect to such Benefit Unit and shall only be entitled to receive his Termination Benefit at the time of his termination of service with the Company. In its sole discretion, the Committee may pay the Termination Benefit to the Executive on an earlier date at any time subsequent to his termination of participation in the Benefit Unit under the Plan.

          3.5  Survivor's Benefit. If the Executive dies while in service with
               ------------------
the Company before his Normal Benefit Date, the Company shall pay to the Executive's Beneficiary in equal monthly installments commencing on the first day of the month after the Executive's death one-twelfth of the amount per annum specified in Paragraph 5 of the Agreement for fifteen years (the

"Survivor's Benefit"). At its sole discretion, the Committee may accelerate the manner and time of payment of the Survivor's Benefit, which shall be actuarially adjusted as determined by the Committee.

          3.6  Emergency Benefit. In the event that the Committee, upon the
               -----------------
written petition of the Executive, determines, in its sole discretion, that the Executive has suffered an unforeseeable financial emergency, the Company shall pay to the Executive, as soon as practicable following such determination, the Termination Benefit to which the Executive would have been entitled pursuant to
Section 3.4 if he had a termination of service on the date of such determination (the "Emergency Benefit"). For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency. Upon payment of an Emergency Benefit with respect to a Benefit Unit, the Executive shall immediately cease to be eligible for any other benefits under the Plan with respect to such Benefit Unit.

          3.7   Recipients of Payments; Designation of Beneficiary. All payments
                --------------------------------------------------
to be made by the Company under the Plan shall be made to the Executive during his lifetime, provided that if the Executive dies prior to the completion of such payments, then all subsequent payments under the Plan shall be made by the Company to the Beneficiary or Beneficiaries determined in accordance with this
Section 3.7. The Executive may designate a Beneficiary or Beneficiaries by filing a written notice of such designation with the Committee. The Executive may from time to time change the designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation in writing with the Committee. The spouse of a married Executive shall join in any designation of a Beneficiary or Beneficiaries other than the spouse. If no designation shall be in effect at the time when any benefits payable under this Plan shall become due, the Beneficiary shall be the spouse of the Executive, or if no spouse is then living, the representatives of the Executive's estate.

           3.8  Deferral of Payment. Except as provided herein, the Committee
                -------------------
may, in its sole discretion, defer the payment of any benefit provided for by
Section 3.4 to a date other than those provided for in such Section, provided,
                                                                     --------
however, that any such payment shall be made, in all events, no later than three
-------
(3) years following the date of payment otherwise provided for in such Section unless the Executive consents to a later payment. In the event that a payment is deferred pursuant to this Section 3.8, the amount payable pursuant to Section 3.4 shall be increased by an amount equal to interest on such amount from the date otherwise payable to the date of payment, compounded annually, at an annual rate equal to the prime rate of interest charged from time to time by Security Pacific National Bank (i.e., the lowest rate of interest charged to its most creditworthy commercial borrowers on unsecured loans maturing in ninety
(90) days or less) or twelve percent (12%) per annum, whichever is less. This
Section 3.8 shall not apply, and no payments shall be deferred hereunder, in the event of termination of the Plan or termination of service within three (3) years following a "Change of Control" of the Parent Company. For this purpose a "Change of Control" shall mean (i) the sale or other transfer of 50% or more of the voting stock of the Parent Company, (ii) a merger, consolidation, business combination or other reorganization of the Company in which the former shareholders of the Parent Company hold less than 50% of the value of the outstanding stock of the surviving corporation, or (iii) the sale or other transfer of all or substantially all of the assets of the Parent Company.

          3.9   Election to Defer Payment. With the consent of the Committee,
                -------------------------
the Executive may elect to defer payment of any benefits provided for by the Plan, with payments to be actuarially increased as determined by the Committee.

          3.10  Withholding; Employment Taxes. To the extent required by the law
                -----------------------------
in effect at the time payments are made, the Company shall withhold any taxes required to be withheld by the federal or any state or local government from payments made hereunder.

          3.11  Approved Leave of Absence. If an Executive is absent from
                -------------------------
service by reason of a leave of absence for a specified period of time which is formally approved in writing by the Committee, no deferrals shall be made by the Executive during the approved leave of absence. If an Executive returns to service with the Company within thirty (30) days following the end of the specified period of the approved leave of absence, the Executive shall resume making deferrals in the annual amounts which the Executive previously elected until deferrals are completed for all Benefit Units.

          During any approved leave of absence, interest shall continue to be credited for purposes of computing any Termination Benefit payable pursuant to
Section 3.4, and the Executive shall continue to be eligible for the Survivor's Benefit payable pursuant to Section 3.5. An approved leave of absence shall not constitute a termination of service unless the Executive fails to return to service with the Company within thirty (30) days following the end of the specified period of the approved leave of absence. However, the period of such approved leave of absence shall not be counted as years of participation in a Benefit Unit. Also, the Normal Benefit Date (as defined in Section 1.6) shall be extended by any approved leave of absence and shall be determined by disregarding any period of approved leave of absence in calculating ten (10) years after commencement of deferrals with respect to a Benefit Unit.


                                      IV

                        CONDITIONS RELATED TO BENEFITS

          4.1   Administration of Agreement. The Parent Company's Board of
                ---------------------------
Directors shall appoint an Administrative Committee consisting of three or more persons to administer the Plan and to interpret and apply its provisions in accordance with its terms. The Board of Directors shall select the Executives who are eligible to participate in the Plan and determine the number of Benefit Units (or fraction of a Benefit Unit) which each Executive is eligible to receive. A member of the Committee shall not vote or act upon any matter which relates solely to such member as an Executive. In the absence of the appointment of an Administrative Committee, references herein to the Committee shall mean the Board of Directors of the Parent Company.

          4.2   Rights on Termination of Service. Except as expressly provided
                --------------------------------
in this Plan, the Company shall not be required or be liable to make any payment under this Plan subsequent to the termination of service of the Executive.

          4.3   No Right to Company Assets. Neither the Executive nor any other
                --------------------------
person shall acquire by reason of the Plan or Agreement any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds or assets which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder, nor in or to any policy or policies of insurance on the life of the Executive owned by the Company. No trust shall be created in connection with or by the execution or adoption of this Plan or the Agreement, and any benefits which become payable hereunder shall be paid from the general assets of the Company. The Executive shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of Company.

          4.4  No Employment Rights. Nothing herein shall constitute a contract
               --------------------
of continuing service or in any manner obligate the Company to continue the services of the Executive, or obligate the Executive to continue in the service of the Company, and nothing herein shall be construed as fixing or regulating the bonuses or other compensation payable to the Executive.

          4.5  Company's Right to Terminate. The Company reserves the sole right
               ----------------------------
to terminate the Plan and/or the Agreement pertaining to the Executive at any time prior to the commencement of payment of his benefits. In the event of any such termination, the Executive shall be entitled to the amount specified in
Section 3.4 of this Plan at the time of termination of the Plan and/or his Agreement.

          4.6  Protective Provisions. The Executive will cooperate with the
               ---------------------
Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other actions as may be requested by the Company. If the Executive refuses to cooperate, the Company shall have no further obligation to the Executive under the Plan or his Agreement. In the event of the Executive's suicide during the first two years of his Agreement or if the Executive makes any material misstatement of information or non-disclosure of medical history, then no benefits will be payable to the Executive under the Plan or his Agreement, or in the Company's sole discretion, benefits may be payable in a reduced amount.

          4.7   Offset. If at the time payments or installments of payments are
                ------
to be made hereunder the Executive or the Beneficiary or both are indebted or obligated to the Company, then the payments remaining to be made to the Executive or the Beneficiary or both may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.

          4.8   Arbitration. Any controversy or claim arising out of or relating
                -----------
to this Plan or the Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall occur in Los Angeles, California. The fees and expenses of any arbitration shall be awarded by the arbitrator(s).


                                       V

                                 MISCELLANEOUS

          5.1   Nonassignability. Neither the Executive nor any other person
                ----------------
shall have any right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or any other person, or be transferable by operation of law in the event of the Executive's or any other person's bankruptcy or insolvency.

          5.2   Gender and Number. Wherever appropriate herein, the masculine
                -----------------
may mean the feminine and the singular may mean the plural or vice versa.

          5.3   Notice. Any notice required or permitted to be given under the
                ------
Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of the President of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

          IN WITNESS WHEREOF, the Company has adopted this KORN/FERRY SENIOR EXECUTIVE INCENTIVE PLAN FOR U.S. EXECUTIVES effective on January 1,
1987.

                                                KORN/FERRY INTERNATIONAL



                                                By /s/ Norman A. Glick
                                                   ----------------------------
                                                Its



                                                By /s/ Peter L. Dunn
                                                   ----------------------------
                                                Its

                                 AMENDMENT TO

                  KORN/FERRY SENIOR EXECUTIVE INCENTIVE PLAN

                              FOR U.S. EXECUTIVES


     This Amendment to the KORN/FERRY SENIOR EXECUTIVE INCENTIVE PLAN FOR U.S. EXECUTIVES (the "Plan") shall be effective as of January 1, 1987.


     I.  Section 3.11 of the Plan is hereby amended to read as follows:


     "3.11 Approved Leave of Absence.  If an Executive is absent from service by
           -------------------------
reason of a leave of absence for a specified period of time which is formally approved in writing by the Committee, no deferrals shall be made by the Executive during the approved leave of absence. If an Executive returns to service with the Company within thirty (30) days following the end of the specified period of the approved leave of absence, the Executive shall resume making deferrals in the annual amounts which the Executive previously elected until deferrals are completed for all Benefit Units.

     During any approved leave of absence, interest shall continue to be credited for purposes of computing any Termination Benefit payable pursuant to
Section 3.4, and the Executive shall continue to be eligible for the Survivor's Benefit payable pursuant to Section 3.5. An approved leave of absence shall not constitute a termination of service or break in continuous service unless the Executive fails to return to service with the

Company within thirty (30) days following the end of the specified period of the approved leave of absence.

     The period of such approved leave of absence shall normally not be counted as years of participation in a Benefit Unit; however, the Committee, in its sole discretion, may determine to count such period as years of participation in a Benefit Unit, provided all deferrals with respect to the Benefit Unit have been completed prior to commencement of the approved leave of absence. Also, the Normal Benefit Date (as defined in Section 1.6) shall be extended by any approved leave of absence and shall be determined by disregarding any period of approved leave of absence in calculation ten (10) years after commencement of deferrals with respect to a Benefit Unit, unless otherwise determined by the Committee in its sole discretion."

     IN WITNESS WHEREOF, the Company has adopted this AMENDMENT TO KORN/FERRY SENIOR EXECUTIVE INCENTIVE PLAN FOR U.S. EXECUTIVES by authority of its Board of
Directors on      July 14    , 1987.
             ----------------


                                              KORN/FERRY INTERNATIONAL

                                              By /s/ Richard M. Ferry
                                                 ----------------------------
                                              Its President
                                                  ---------------------------

ATTEST

/s/ Peter L. Dunn
-------------------------
Asst Secretary